As filed with the Securities and Exchange Commission
                  on April , 2006 Registration No. 333-_______
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ONLINE ORIGINALS, INC.
                 (Name of small business issuer in its charter)


                NEVADA                                5960                                  98-0479983
      (State or jurisdiction of             (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification No.)

            RPO 163 Sorrento, British Columbia, Canada, V0E 2W0 Phone
                  604 313-9781 (Address and telephone number of
                          principal executive offices)

                          CSC Services of Nevada, Inc.
         502 East John Street, Carson City, Nevada, 89706 (775) 882-3072
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                        CALCULATION OF REGISTRATION FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Title of Each Class of       Amount To Be       Proposed Maximum          Proposed Maximum            Amount of
Securities To Be Registered  Registered1        Offering Price Per Unit   Aggregate Offering Price    Registration
                                                                                                      Fee
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock                      700,000                $0.10                    $70,000.00               $ 100
---------------------------- ------------------ ------------------------- --------------------------- ----------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Subject to Completion

                                   Prospectus
                             ONLINE ORIGINALS, INC.
                         700,000 shares of Common Stock

We are offering 700,000 shares of common stock of Online Originals, Inc. (Online) a Nevada corporation, at a price of $0.10 per share for a total amount of $70,000.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We intend to have an application filed on the company's behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system, subject to effectiveness of the Registration Statement.

Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

The Offering:

  700,000 shares Offered                          Price Per Share         Total
  ----------------------                          ---------------         -----
  Public Price                                         $0.10            $70,000
  Underwriting Discounts and Commissions(1)            - 0 -                $ 0
                                                                        -------
  Total                                                $0.10            $70,000
                                                                        -------

We are conducting this offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions

         1. We are not using an underwriter for this offering.

         2. We have a minimum offering other than a minimum purchase of 5,000 shares / ($500). We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to us for its use and retained by Online regardless of whether or not there are any additional sales under this offering.

         3. Our closing date for the offering is September 30, 2006 unless all shares are sold prior to that date.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this Prospectus is April ____, 2006.

TABLE OF CONTENTS

Item in Form SB-2 Prospectus Caption                                                          Page No.
------------------------------------------------------------------------------------------- --------------
Front of Registration Statement and Outside Front Cover Page of Prospectus
------------------------------------------------------------------------------------------- --------------
Prospectus Cover Page
------------------------------------------------------------------------------------------- --------------
Prospectus Summary and Risk Factors                                                              4
------------------------------------------------------------------------------------------- --------------
Use of Proceeds                                                                                  12
------------------------------------------------------------------------------------------- --------------
Determination of Offering Price                                                                  14
------------------------------------------------------------------------------------------- --------------
Dilution                                                                                         14
------------------------------------------------------------------------------------------- --------------
Selling Security Holders                                                                         15
------------------------------------------------------------------------------------------- --------------
Plan of Distribution                                                                             16
------------------------------------------------------------------------------------------- --------------
Legal Proceedings                                                                                16
------------------------------------------------------------------------------------------- --------------
Directors, Executive Officers, Promoters and Control Persons                                     16
------------------------------------------------------------------------------------------- --------------
Security Ownership of Certain Beneficial Owners and Management                                   17
------------------------------------------------------------------------------------------- --------------
Description of Securities                                                                        18
------------------------------------------------------------------------------------------- --------------
Interest of Named Experts and Counsel                                                            18
------------------------------------------------------------------------------------------- --------------
Disclosure of Commission Position on Indemnification for Securities Act Liabilities              18
------------------------------------------------------------------------------------------- --------------
Organization within Last Five Years                                                              19
------------------------------------------------------------------------------------------- --------------
Description of Business                                                                          19
------------------------------------------------------------------------------------------- --------------
Plan of Operation                                                                                22
------------------------------------------------------------------------------------------- --------------
Description of Property                                                                          24
------------------------------------------------------------------------------------------- --------------
Certain Relationships and Related Transactions                                                   24
------------------------------------------------------------------------------------------- --------------
Market for Common Equity and Related Stockholder Matters                                         25
------------------------------------------------------------------------------------------- --------------
Executive Compensation                                                                           27
------------------------------------------------------------------------------------------- --------------
Financial Statements    F-1 - F-11                                                               26
------------------------------------------------------------------------------------------- --------------
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure             45

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

PROSPECTUS SUMMARY AND RISK FACTORS

The Company

We incorporated as Online Originals, Inc. (hereinafter referred to as Online) on November 18th, 2005 in the State of Nevada. Our principal executive offices are located at 1240 Dieppe Road, Sorrento, British Columbia, Canada, V0E 2W0. Telephone number is (604) 313-9781.

We are a development stage company. As of the date of this prospectus, we have not had any revenues or begun operations and we have few assets. We have no employees at the present time. We do not expect to commence earning revenues until at least three months after this registration statement becomes effective.

Since  incorporation,  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We intend to develop an online art gallery/auction house where members will be able to bid and purchase art pieces online. These art pieces are expected to come from artists, art owners, members of the site, our inventory, as well as one-time users looking to sell a single piece through the Online Originals gallery/auction website. The website is designed to showcase many varieties of art including paintings, drawings, prints, and sculptures. We will bring together artists and art enthusiasts who are purely interested in art. Members will have the ability to interact with other members in an open forum or online chat room.

We intend to showcase original pieces of art and limited edition prints from unknown artists in the industry as well as established artists. Prints will also be available for individuals looking for a rare piece that can only be found in a gallery. Using comments of the members, Online intends to continually add to its collection of available art pieces. Please refer to access a more complete description of the Business of the Issuer.


Summary of Financial Information

                                                       As at February 28, 2006
  Current Assets                                                       $22,883
  Current Liabilities                                                   $2,500
  Shareholders' Equity                                                 $20,383


                                  From November 18th,2005 to February 28, 2006
  Revenues                                                                  $0
  Net Loss                                                              $4,617

We have begun initial minimal operations and are currently without revenue. Our company has no employees at the present time. As at February 28, 2006, accumulated deficit for the company was $4,617. We anticipate that our company will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

    Common Shares Outstanding Before This Offering                     2,500,000
    Maximum Shares Being Offered                                         700,000
    Maximum Common Shares Outstanding After This Offering              3,200,000

We are authorized to issue 75,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 2,500,000 shares of restricted common stock. These shares were issued at a price of $0.01 per share.

Our offering consists of 700,000 shares of our common stock (the "Offering"). The offering price is $0.10 per share. None of our officers, directors or significant investors own any of the shares being offered.

There is currently no public market for our common stock, as it is presently not traded on any market or securities exchange.

Company Risk Factors

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in our company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Our  Business  Plan  and  Concept  are  Unproven  and the  Ability  to  Commence
--------------------------------------------------------------------------------
Significant  Operations is  Questionable.
----------------------------------------
We are unaware of any other business that operates or has operated with the same or similar business purpose as outlined in this prospectus. We have no way to judge whether or not the business plan is viable. Therefore, an investment in our company is very risky, as the business model cannot be compared to any similar operations.

Our Failure to Secure  Additional  Financing  Will Limit our Ability to Commence
--------------------------------------------------------------------------------
Operations and Thereafter Continue Operations.
---------------------------------------------
We will require financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to commence our operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing may have a serious effect on our ability to commence its operations or thereafter to continue operations.

Unproven  Profitability  Due to Lack of Operating History Makes an Investment in
--------------------------------------------------------------------------------
Our Company an Investment in an Unproven Venture.
------------------------------------------------
We formed the Company on November 18th 2005. As of this date, we do not have any revenues or operations, and have few assets. Online does not expect to commence generating revenues until at least six months after completion of the offering, assuming all of the shares offered are sold.

We have a lack of operating history, and the revenue and income potential of our business is unproven. If we cannot successfully implement the business strategies, we may not be able to generate sufficient revenues to operate profitably. Since our resources are very limited, insufficient revenues may result in termination of operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

With No Minimum Share Sale Requirement it is Possible that Our Company will Fail
--------------------------------------------------------------------------------
to Implement its Entire Business Plan Despite Having Raised some Funds from this
--------------------------------------------------------------------------------
Offering.
--------
Our offering is not subject to any minimum number of shares to be sold. Consequently, the early investor is not assured of any other shares being sold. You may be the only purchaser. If we fail to sell the entire offering, we will not be able to implement our entire business plan, and this fact would substantially increase the risk to your investment.

We are dependent upon this offering to be able to implement the business plan and the lack of revenues and profits may make obtaining additional capital more difficult. We presently have no significant operating capital and are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence the proposed business. Upon completion of this offering, the amount of capital available to we will still be extremely limited, especially if less than the total amount of the offering is raised since this is a self-underwritten offering. We have no commitments for additional funding. If we need to and are unable to raise additional capital, then the investor may lose his investment.

Difficulty  for Our  Stockholders  to Resell Their Stock Due to a Lack of Public
--------------------------------------------------------------------------------
Trading Market
--------------
There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable. However, there can be no assurance that our shares will be quoted on the OTC / Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, stock price may be volatile.

Our Independent  Auditors' Report States that there is a Substantial  Doubt that
--------------------------------------------------------------------------------
we will be able to Continue as a Going Concern.
----------------------------------------------
Our independent auditors Schumacher & Associates Inc., a Registered Public Accounting Firm, state in their audit report, dated January 6th, 2006, and included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about the about our ability to continue as a going concern.

Broker-dealers  may be  Discouraged  from Effecting  Transactions  in Our Shares
--------------------------------------------------------------------------------
Because  they are  Considered  Penny  Stocks and are  Subject to the Penny Stock
--------------------------------------------------------------------------------
Rules.
-----
Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks." A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Online shares currently are not traded on Nasdaq or on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB."

When the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for the company stock. We intend to seek an NASD Broker-dealer to file on our behalf with the NASD an application on Form 15c(2)(11) for approval for the shares to be quoted on the OTCBB. As of the date of this prospectus, we have not obtained a market maker to file such an application for the company. If we are successful in finding such a market maker and successful in achieving quotation on the OTCBB, the stock will be considered a "penny stock." NASD broker-dealers who act as market makers for our shares will generally facilitate purchases and sales of the shares, but the additional sales practice and disclosure requirements imposed upon broker-dealers by penny stock rules may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of the company's shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. Generally, accredited investors is an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Risks Related to Our Business

Securing artists under contract, which we have not done to date, is critical to our ability to have art for sale on the Internet or in our galleries.

Securing one or more artists under contract to sell their works through us involves a number of important steps:

--Establishing sufficient brand recognition to attract the attention of artists;

--Offering sufficient financial incentives and marketing resources as to attract appropriate artists;

-- Successfully contracting with and keeping under contract appropriate artists together with their significant works

Identifying and contracting with appropriate artists involves the successful execution of the above steps, which requires capital and human resources. We have not made any efforts to put artists under contract to date. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate artists, we will not have a successful product offering and will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

We must build a website and retail gallery in order to be able to sell art to the public or we will not be able to derive any revenue.

In order to establish these venues to market works of art we must establish;

--An Internet website highlighting all of our contracted artists and their works for sale;

--E-commerce capability on our Internet website so that we can sell art directly to online customers for delivery to their homes or offices;

--Retail galleries in leased locations which are appropriate to the demographics of our customers.

All of these projects are in the early stages of development and require substantial time and resources to complete. All that we have accomplished to date on our website is to launch our basic interim website, which features our current art inventory. We hope this website can generate sufficient capital to develop our planned auction and e-commerce website. In addition, we may sell our art inventory through other means in order to raise the necessary capital. This may include selling our art on e-Bay or through other galleries. Although we are in negotiations with other galleries, we currently do not have any preliminary agreement with any gallery. In addition, we currently do not have the funds to open a retail gallery.

We must acquire staff with skill sets to implement our business, or we will not be able to execute our business plan.

We do not currently have the resources or staff to complete all of the projects listed above and may not develop the technical, financial or human resources to complete these projects. Without completing these projects successfully, we will not have a mechanism for revenue and we will therefore not derive any revenue. Without revenue, we will quickly consume our available cash and may be forced to cease operations.

Our Initial Reliance on the limited features of a low-budget website could result in an unsatisfactory customer experience and failure of our e-commerce model.

Due to funding constraints, we have deployed an initial website for approximately $2,000. This website is not interactive, nor does it have dynamic pages, nor does it give customers the ability to understand what any eventual full service website might be like. We risk alienating potential customers with this low cost site and will not be able to develop or test our contemplated business model until the site is upgraded. Our customers may be frustrated with the lack of features on our site and may decide permanently to take their business elsewhere. This could result in a failure of our e-commerce model, even if we were to upgrade the site at a later date.

We need $70,000 to commence our plan of operations. Without these funds, our limited contingency plan for sale of the art may fail. We may therefore never be able to commence operations.

We require $70,000 to commence our plan of operations. There can be no assurance that this offering will produce those proceeds or that we will derive the proceeds through any other mechanism. We have a contingency plan to sell our inventory of art on our interim website, on e-Bay or at auction. We may not be successful at selling our inventory through any of these mechanisms. It is difficult to drive traffic to a website without spending money on internet or other marketing. Even if potential customers visit the website, they may not buy art. No assurance can be given that anyone will buy the art on e-Bay or at auction. If we do not raise the proceeds or sell our art in inventory, we will not be able to commence operations and we will fail, resulting in a total loss of investment.

We have never sold any art and may never be able to do so profitably. Our failure to sell art profitably will drain available cash and eventually force us to cease operations.

We have only been in business since November 2005. There is no meaningful historical data for an investor to evaluate. As of February 28, 2006, we had $22,883 in assets and $2,500 in liabilities. Our cash on February 28, 2006 was $19,083 of which an estimated $18,000 will be required to pay the remaining offering costs. We have derived very limited revenues and no profits. The revenue and income potential of our business and the market for online sales of artwork has to be proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and galleries. As a result, we have a net loss from operations since inception and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

Failure to develop the audience or to convert the audience to purchasers will result in insufficient sales and revenue and we may not be able to sustain operations.

We expect that many of the same factors that will influence potential purchasers to visit our retail or online galleries will also control their purchasing. We may not be successful in achieving either of these ends without being able to:

--Drive collectors and investors to an auction and e-commerce Internet site which we plan to build;

--Sign kinds of artists and works under contract that will appeal to our customer demographic, both online customers and retail storefront customers;

--Establish and enhance our infrastructure to handle a large amount of artists and their artwork;

--Continue to research and develop precise locations for our galleries;

--Diversify our product offerings to appeal to a more diverse range of art collectors and investors.

Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. In the interim when funds are low, we have developed a scaled-down version of our planned Internet site. We may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers. Such a failure would impact revenues adversely, and cause our business to suffer. Without sufficient revenues, we will be unable to fund our ongoing operations and would have to cease operations.

We may not be able to compete effectively against dominant companies in the art gallery or the online art sales business because we lack the equipment, staff, strategic alliances and experience.

There are numerous, well-financed competitors who offer artwork for sale through galleries and/or web sites which will directly compete with us for new artists, art collectors and art investors. Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing collectable artwork and accessories to the public than we do. These competitors include:

--P and C Art
--Herndon Galleries
--Galleria De Sorrento
--Art.com
--Artvest.com

We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the art industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

If essential Officers, Ms. Gaye Adams and Mr. Greg Adams, leave prior to securing a replacement, the company will be left without management or employees and its business operations would cease.

Our chief executive officer and secretary are entirely responsible for the development and execution of our business. They are under no contractual obligation to remain employed by us. If they should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the body of artists, complete the website and secure retail gallery space for us. We will fail without an appropriate replacement.

Our management has no prior experience in running an art gallery or an internet business and therefore may not be able to successfully manage the development or growth of our company in either field.

Our management has no experience in running an art gallery or an internet business. Although Gaye Adams has some limited experience in purchasing art on the open market, this experience may not be useful in purchasing art for the retail market. Both the retail art and internet business present serious managerial and operational challenges. Our inexperience may cause us to make serious mistakes in the development or implementation of our business plan which could make it impossible for us to profitably purchase and offer art for sale, either in galleries or on the Internet. Our management may be unable to develop or grow a business in this field due to its inexperience.

Risks related to this offering

Unrestricted sales of 2,500,000 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

Rules of the SEC about penny stocks apply to us and may impair our share price and marketability.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. (See "Description of Securities Penny Stock Classification.")

"Penny Stocks" are stocks:

1.  with a price of less than $5.00 per share;

2.  that are not traded on a "recognized" national exchange;

3. whose price are not quoted on the NASDAQ automated Quotation at not less than $5.00 per share;

4. issuers with net tangible assets of less than $2 million (if the issuer has been in continuous operation less than three years as is our situation).

         The requirements affecting brokers affecting trades in our shares, which are discussed in the Risk Factors immediately following, reduce the potential market for our shares by reducing the number of potential investors. This will make it more difficult for investors in our common stock to sell shares to their parties or to otherwise dispose of them. This, in turn, could cause our stock price to decline, and this impediment to trading could cause difficulty to our stock to ever develop any consistency in volume, or any substantial volume, which negatively affects liquidity of the shares and which may affect our share price negatively.

Regulations regarding penny stocks may impair our shares' tradability in the market if one ever develops.

         Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of investors and broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Description of Securities.")

Investors should be aware of the risks in the market for penny stocks and the possibilities of fraud and abuse.

         We want shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The Company will not be able to control any of such patterns.

We expect our stock price to be volatile which could cause investment losses to purchasers of our stock.

         The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:



o   Our historical and anticipated quarterly and annual operating results;
o Announcements of new products or services by us or our competitors or new competing technologies;
o   Investor perceptions of us and investments relating to art;
o   Developments in the art industry;
o   Technological innovations;
o Changes in pricing made by us, our competitors or providers of alternative services;
o   The addition or loss of business customers;
o   Variations between our actual results and analyst and investor expectations;
o Conditions or trends in the medical imaging industry, including regulatory developments;
o Announcements by us of significant acquisitions, strategic partnerships, joint venture or capital commitments;
o   Additions or departures of key personnel;
o   General market and economic conditions.

         In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

Share purchasers could suffer dilution from issuances of shares in the future for consideration less than that paid by our current investors.

We may issue additional shares to finance our future capital and operations requirements and for research and development of our proposed products. Any issuance will reduce the present percent of ownership of previous investors and will result in additional dilution to investors purchasing shares in the market. (See "Need for Additional Financing.")

Future sales of our common stock by restricted shareholders could have a depressive on the market price for our stock.

Currently, we have 2,500,000 shares of common stock outstanding, including those being offered for resale in this registration. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the
Securities Act (2,500,000 shares) and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply exceeding demand.

We may issue shares to raise capital or for services in the future at a price lower than that paid by current investors and such actions would be dilutive, even highly dilutive, of current outstanding shares, which would adversely affect market values.

We will need to raise substantial additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against such dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market ever develops.

Our operating results in future periods are likely to fluctuate significantly and may fail to meet or exceed the expectations of securities analysts or investors, and this could affect our market price, if any.

Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include many of which are discussed in other risk factors; such as low revenues, competition, failure to approve products proposed, lack of additional capital, competition, management changes, and intellectual property infringement claims to extremely high operating costs. If our operating results are negatively affected by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

We may be unable to obtain the additional capital required to grow our business. We may have to curtail our business if we cannot find adequate funding, resulting ultimately in business failure.

         Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

o   shortfalls in anticipated revenues or increases in expenses;

o   the development of new services; or

o the expansion of our operations, including the recruitment of additional personnel.

         We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Without being able to commence meaningful operations, we will not have a means to acquire or sell artwork and would never be operational or profitable, resulting in a total loss of your investment.

We believe that we will have to raise at least $70,000 in proceeds from the sale of shares registered in this offering to commence operations as currently planned. As we will be spending proceeds of the warrant as they are exercised, we may spend proceeds without being able to complete a viable product offering. If we fail to bring in revenues of $100,000, we may fail to achieve successful operations, thus resulting in a total loss of your investment.

Dilution to present and future shareholders by sale of this offering new issuances in the future will occur.

Upon the sales of shares, there may be substantial dilution to the shareholders. The offering price of $.10 is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of February 28, 2006 was $20,383, or $0.0082 per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible sale of our shares at a price of $.10 per share, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock will increase. This represents an immediate increase in net tangible book value per share to the holders of our existing common stock and an immediate dilution per share to shareholders purchasing shares of stock at the offering price of $.10 per share. See "Dilution" hereinafter on pg. 15.

          Value per share post offering                    Dilution

                     0.0059                                 0.0941
                     0.0117                                 0.0883
                     0.0168                                 0.0832
                     0.0214                                 0.0786


Our stock price may experience volatility because of competitive developments and other factors beyond our control, and you may lose all or a part of your investment.

The market prices of stock for companies, which provide artwork, supplies or services particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable in the after market.


USE OF PROCEEDS

Online Originals, Inc. intends to raise $70,000 from the sale of 700,000 shares of common stock at $0.10 per share. This offering is for a maximum amount of $70,000 and no minimum sale requirement. We have no intention of returning any stock sale proceeds to investors if the maximum amount is not raised.

The following table indicates how we intend to use these proceeds of this offering.

         Proceeds from Sale of Common Stock                        $70,000
         Expenses
         Legal and Accounting                                        8,000
         Website Development                                        14,000
         Computers, Network, Hosting and Telecom                     7,000
         Marketing and Promotion                                    18,000
         Office Furniture, Equipment and Supplies                    7,000
         Inventory                                                  12,000
         Administration                                              3,000
         Miscellaneous                                               1,000

         Total                                                     $70,000

The above expenditure items are defined as follows:

         Legal and Accounting: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. We expect to make these expenditures throughout the year, commencing upon the effective date of this registration statement.

         Website Development: This expense is the cost associated with the development of the website. Because we will be an online art gallery/auction house the website will be the core business and without it we will not be able to carry out our business plan as outlined in this prospectus. Since the website will be used as the only means to provide our services, it will be given the most amount of attention following the public offering of which this prospectus is a part. Work on our preliminary interim website has begun. These funds will be used to upgrade our website in order to have an interactive site with dynamic pages to display our inventory. The website will be used to outline our services, introduce and display our inventory, take orders and respond to queries. It will have a members-only area where they will be able to have their own account profiles, search tools to find specific art pieces they are looking for; an open forum where members can chat online and discuss personal interests; and art in general. We intend to use these chat rooms to create "buzz" about new art works or prints to stimulate interest.

         Computers, Network, Hosting and Telecom: This expenditure refers to the mandatory costs associated with having a web-based business. Costs have been kept to a minimum to allow for greater marketing and promotions. These costs, however, will cover hosting the website for one year, telephone service for a year, and internet service for one year as well as assisting in customer service, regulatory maintenance and updating. This expenditure also includes the cost of purchasing computer equipment.

         We expect this expense to begin within six months after the closing of this offering and continue through the balance of the year.

         Marketing and Promotions: This expenditure refers to the cost of setting up online marketing campaigns along with print and direct mail. Online marketing will be used as the primary source to bring traffic to the website. Google and Overture offer programs for businesses like Online whereby advertising is based on a pay per click format rather than a weekly or monthly bases. This means that the marketing and promotions that Online will be doing will be highly focused and cost effective. Print and direct mail will make up the other area of marketing and promotions and will be placed in art magazines, art stores, and art galleries and theaters.

         Office Furniture, Equipment and Supplies: This expenditure refers to items such as desks, chairs, computer software, photocopier, fax machine, telephone system, filing cabinets, office supplies and other similar office requirements. We expect to be making these expenditures throughout the year, commencing during the 2nd quarter after the effective date of the registration statement.

         Inventory: This expenditure item refers to the total cost of establishing product inventory for sale to the public. It is our intention to have our inventory turnover a minimum of twelve times a year. Consequently, we will do monthly evaluation of our sales to adjust the products and the quantity of each product we wish to carry in our inventory stock.

         Administration: This expense is to cover the cost of bookkeeping and other administrative costs.

         Miscellaneous: This expense refers to any miscellaneous costs that have not been otherwise listed such as bank service charges and sundry items. This amount should cover all unexpected costs not mentioned or listed in the above list. Any additional funds not used in this category will be funneled back into marketing.

There is no assurance that we will raise the full $70,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:


 Expenditure Item                                  25%            50%           75%           100%
--------------------------------------------- -------------- -------------- ------------- -------------

Legal and Accounting                                  8,000          8,000         8,000         8,000
Website Development                                   5,000          8,000        10,000        14,000
Computers, Network, Hosting and Telecom                 500            500         4,000         7,000
Marketing and Promotions                              1,500         13,000        15,500        18,000
Office Furniture, Equipment and Supplies                500            500         3,000         7,000
Inventory                                             1,000          4,000        10,000        12,000
Administration                                          500            500         1,500         3,000
Miscellaneous                                           500            500           500         1,000
Total                                               $17,500        $35,000       $52,500       $70,000
                                                    -------        -------       -------       -------

         If only 25% of the offering is sold, we will continue with development plans. The website will be given the most amount of attention, but we will have to severely limit the features of our website. Funding for marketing and promotions will be restricted. We will purchase limited inventory. Internet marketing will be the only form of advertising and marketing the company will use. This will keep cost low and allow for a targeted marketing campaign intended to bring large volumes of traffic to the website. Our directors and officers will participate in all functions to generate sales and revenue from the business. We will use the office furniture and computer hardware of the directors and only basic software systems will be purchased until sufficient capital becomes available. The directors will take responsibility for monthly bookkeeping and quarterly in-house interim financial statements for the accountant's review. We anticipate that the $17,500 along with the expectation of limited revenue from modest sales will be sufficient to sustain operations during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed later in this prospectus under the heading "PLAN OF OPERATION."

         If less than $17,500 were made available, we will restrict expenditures to a shoestring budget. Firstly, we will cover ongoing legal and accounting cost. Improvement of our interim website will use the balance of existing funds. No inventory will be acquired, with products being procured on a consignment basis only. The creative artist will not receive any remuneration until the artwork is delivered and payment has been received.

         In the event that only 50% of the offering amount is raised, we will be able to further the plan of operation; however, our activities will continue to be severely restricted. We will place more importance on the website and marketing. Office furniture, computers and networking will be left until more capital is made available. Marketing will be focused on online advertising where targeted campaigns will allow for higher density of traffic being directed to the website. Direct mail campaigns will begin with mail outs and brochures being sent to art galleries, major purchasers, and enthusiasts alike that have shown interest throughout the last year. An increased level of inventory would be anticipated.

         If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items. Office furniture will again be the one area that we will restrict till the full amount of the offering is achieved.

The monies we have raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this offering, which is estimated to be $22,000. The total amount of the money raised from the sale of the 700,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed under the heading "PLAN OF OPERATION" below.


DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. We have arbitrarily set our offering price for shares sold pursuant to this offering at $0.10 per share. The 2,500,000 shares of stock already purchased by officers and directors were sold for $0.01 per share. All of the outstanding shares of our stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.


DILUTION

We are offering shares of its common stock for $0.10 per share through this offering. Since our inception on November 18th, 2005, our officers and directors have purchased shares of its common stock for $0.01 per share.

Comparative Data
----------------

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.



                                                           Shares Purchased      Total Consideration    Average
                                                          Number     Percent     Amount     Percent   Price/Share
Existing shareholders
   If 50% sold (min)                                     2,500,000    87.7%      $25,000     41.7%       $0.01
   If 75% sold                                           2,500,000    82.6%      $25,000     32.3%       $0.01
   If 100% sold (max)                                    2,500,000    78.1%      $25,000     26.3%       $0.01

New shareholders
   If 50% sold (min)                                      350,000     12.3%      $35,000     58.3%       $0.10
   If 75% sold                                            525,000     17.4%      $52,500     67.7%       $0.10
   If 100% sold (max)                                     700,000     21.9%      $70,000     73.7%       $0.10

Total
   If 50% sold (min)                                     2,850,000     100%      $60,000     100%        0.0211
   If 75% sold                                           3,025,000     100%      $77,500     100%        0.0256
   If 100% sold (max)                                    3,200,000     100%      $95,000     100%        0.0297

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the offering is sold.


                                                 25%      50%      75%     100%

Net Tangible Book Value Per Share Prior to
  Stock Sale                                  0.0082   0.0082   0.0082   0.0082
Net Tangible Book Value Per Share After
  Stock Sale*                                 0.0059   0.0117   0.0168   0.0214
Cost of Shares owned by existing
  stockholders at $0.01 per share             25,000   25,000   25,000   25,000
Cost of Shares owned by new investors at
  $0.10 per share                             17,500   35,000   52,500   70,000
Increase in Net Book Value Per Share Due
  to Stock Sale                             (0.0023)   0.0035   0.0086   0.0132
Loss (subscription price of $.10 less net
  tangible book value per share)              0.0941   0.0883   0.0832   0.0786

     * Computation of Net Tangible Book Value per Share after stock sale includes the offering costs of $22,000

As at February 28, 2006, the net tangible book value of our stock was $0.01 per share. If we are successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of our stock after deducting the offering costs of $22,000 would be $68,383 or approximately $0.02 per share. That would represent an immediate increase of $0.01 in net tangible book value per share and $0.08 or 78% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share. The existing stockholders have purchased a total of 2,500,000 shares for an aggregate amount of $25,000 or an average cost of $0.01 per share. Your investment in our shares will cost you $0.10 per share. In the event that this offering is fully subscribed the book value of the stock held by the existing stockholders will increase by $0.01 per share, while your investment will decrease by $0.08 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $70,000. The percentage of capital contribution will then be

26% for the existing stockholders and 74% for the new investors. The existing stockholders will then hold, as a percentage, 78% of the issued and outstanding shares of our company, while the new investors will hold, as a percentage, 22%.


SELLING SECURITY HOLDERS

Our current shareholders are not selling any of the shares being offered in this prospectus.


PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares on a self-underwritten basis. There will be no underwriters used, no dealers' commissions, and no passive market making. Our officers and directors, Gaye Adams and Greg Adams, will sell securities on our behalf in this offering. Gaye Adams and Greg Adams are not subject to a statutory disqualification as such term is defined in Section
(a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospective. We will only use this prospectus in connection with this offering and no other sales materials. Since our officers and directors are Canadian residents, we expect all of the sales of this offering to be conducted in the western provinces of Canada. If at a later date we determine to conduct this offering in the United States, we will have to comply with applicable state securities laws of the states where we would be offering the securities, which could include registering as an issuer-dealer. Since we currently do not plan on conducting the offering in any particular state, we have not determined the requirements of any states securities laws that would be applicable with respect to this offering.

We plan to offer shares to the public, at a price of $0.10 per share with no minimum amount to be sold. The officers and directors will not purchase any shares under this offering. We will keep the offering open until we sell all of the shares registered, or September 30th, 2006, which ever occurs first. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks will be made payable to our company or as the business may otherwise direct.

Any funds received from this offering will immediately be made available for our use and retained by us regardless of whether or not we sell any additional shares under this offering. Any funds not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.


LEGAL PROCEEDINGS

We are is not a party to any pending legal proceedings, nor are we aware of any government authority contemplating any legal proceeding against it.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Gaye Adams, President, Member of the Board, age 45

Ms. Adams has served as President and Director since November 18, 2005. The term of office is for two years and thereafter renewable on an annual basis. Ms. Adams also served as the Secretary/Treasurer from November 18th, 2005 until resignation date of November 28th, 2007. Her son, Gregory Adams is presently serving as Secretary/Treasurer and is also a member of the Board.

Ms. Adams has been self-employed for the last twenty years. She is an artist and business woman with experience in motivational speaking, teaching, sales and marketing. In 2003 Ms. Adams was given the designation of Senior Signature status with the Federation of Canadian Artists. In 2002 she was given Associate status with the Federation of Canadian Artists, and in 1998 given Signature status with the Federation of Canadian Artists. Since 1998, Ms. Adams has received awards including; Pastel Society of Canada National Exhibition, Honorable Mention (1998), Federation of Canadian Artists Faces and Figures Exhibition, Award of Excellence (1999), Pastel Society of Canada National Exhibition, Evans Cash Award (2000), Miniatures Show Federation for Canadian Artists, Award of Excellence (2001), Federation of Canadian Artists Mainland Chapter Show, Award of Excellence (2001), Spilsbury Medal Show, Honorable Mention (2002), Pastel Artists International Magazine International Competition, Finalist (2002).

As Ms. Gaye Adams is self-employed, she is able to dedicate significant time towards our business development. Gaye is prepared to spend 20 hours a week as required.

Gaye Adams is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Gregory Adams, Secretary/Treasurer, Member of the Board, age 23

Mr. Adams has served as Secretary/Treasurer and Director since November 28th, 2005. The term of his office is for two years and is thereafter renewable on an annual basis. His mother, Gaye Adams is presently serving as President and is a Member of the Board.

Mr. Adams is currently studying full time as a fine arts student at Capilano College in British Columbia, Canada. The focus of his course is commercial animation. Prior to registering at Capilano College in January 2003, he has received diplomas for life drawing and portraiture courses at Vancouver Academy of Art in 2002, and completed part time drawing courses at Capilano College, in December 2001. Mr. Adams completed his senior secondary education in Salmon Arm, British Columbia in June 2001.

Mr. Adams has computer experience using Windows 98/ME/XP, Adobe After Effects, Adobe Photoshop CS 2, Kinetix 3D Studio Max 3.0+, Macromedia Flash MX & Flash MX 2004, and Adobe Premiere 6.0.He is currently developing a Flash based website to showcase his portfolio.

Although Mr. Adams is currently a full time student, he is prepared to spend up to 20 hours a week of his time when operations begin with the intent of devoting up to 50 hours per week upon completion of his education this spring.

Mr. Adams is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table details our current shareholders owning 5% or more of the common stock, and shares owned by our directors and officers as of February 28, 2006.


Title of      Name and Address of Beneficial Owner                    Amount and
Class                                                                 Nature of         Percent of
                                                                      Beneficial        Class 1
                                                                      Ownership
------------- ------------------------------------------------------- ----------------- -------------
Common        Gaye Adams                                                 1,800,000          72%
              President and member of the Board of Directors
              1240 Dieppe Road
              Sorrento, British Columbia, Canada, V0E 2W0
------------- ------------------------------------------------------- ----------------- -------------
Common        Greg Adams                                                  700,000           28%
------------- ------------------------------------------------------- ----------------- -------------
Common        Directors and officers as a group                          2,500,000        100.00%
============= ======================================================= ================= =============

1 The percentage of class is based on the total number of shares outstanding of 2,500,000. We do not have any outstanding options, warrants or rights to acquire shares of capital stock.


DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value. Each of the shares of common stock to be issued pursuant to this prospectus will be fully paid and non-assessable when issued. We do not have authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of our company, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.


INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in our company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of our company.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of our company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling the company pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ORGANIZATION WITHIN LAST FIVE YEARS

The Company was newly formed on November 18, 2005 and has had only limited start up operations to date. Also see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below.


DESCRIPTION OF BUSINESS

Business Development

The  company was  incorporated  on November  18,  2005,  in the State of Nevada.
Operations have yet to begin, and there is currently no revenue and no significant assets. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor has it ever declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose and it has no intentions or plans to merge with or acquire another company to be used as a vehicle for a reverse acquisition in the foreseeable future.

Neither our Company nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We intend to develop an online art gallery/auction house where members will be able to bid and purchase art pieces online. These art pieces will be solicited from artists, art owners, and members of the site, Online Originals' inventory as well as one-time users looking to sell a single piece through the our gallery/auction website. The website will showcase many varieties of art ranging from paintings, drawings, prints, and sculptures. We intend to bring together artists and art enthusiasts who are purely interested in art. The website will allow people to read about the artists, past sales and reviews, quality of service, and other aspects individuals want to know before doing business over the Internet. Rather than sifting through a website to find artwork or artistic pieces, this website will be strictly devoted to the display and sale of art pieces. Members will have the ability to interact with other members in an open forum or online chat room on our website. We intend to develop a community of art enthusiasts through this site that will have profiles of other members and member's comments on other sellers so individuals feel comfortable purchasing online.

We will showcase original pieces of art from unknown artists in the industry as well as established artists. Prints will also be available for individuals looking for a piece that can otherwise only be found in a gallery. We will continually add to our collection of art pieces, following the demand of the members and listening to what they are looking for.

Buyers will be able to purchase art pieces from the website using different forms of payment including Paypal, Linkpoint, credit card, money order, and www.otherized.net. These being the most commonly used forms of payment on the Internet today. We have not yet made any service arrangements with any of the above noted companies and service providers.

We will be focusing on buyers and art collectors who are using the Internet to find what they are looking for. The website will have a search toolbar where visitors to the site will be able to type in the kind of art they are looking for, a specific artist, and/or geographic location. We believe that these elements will facilitate the sale of art pieces and create a community where people can interact with others who share the same interests.

Members will enter the website, log into their account and see five pieces that will be featured for the week. A dialogue on the pieces giving the history and description will act as an educational tool and encourage individuals to visit the site frequently. Featured artists, periods of time, and styles will all be part of these weekly features. We believe that having these aspects on the site will boost participation and facilitate community.

Principal Products and Services
-------------------------------

We intend to develop an online art gallery/auction house that will allow members and users to purchase original art pieces online. The artwork will consist of paintings, drawings, prints, and sculptures. Members of the site, one-time users and we will sell these pieces. Fees and commissions will be charged for the services provided by us. Inventory pieces owned by the company will be purchased at wholesale prices in lots, often and sold at retail prices.

Our site will also include a member's only area where individuals will have access to educational material special sales and useful information about what is happening in the art community. Members will have the ability to interact with other members and sellers, giving a community feel to the website. Monthly membership fees will be charged.

The Market
----------

We intend to primarily target North America but will be pleased to service members and clients around the world. The key demographic that we are targeting will be art purchasers. These individuals will come in all ages, races and social structures. We will market to them primarily through online marketing. Our marketing will focus on a specific group in North America and/or throughout the world, and make them a targeted, specified community. This target group will be art purchasers and art enthusiasts. Internet marketing will be used as the primary source to bring traffic to the website. Google and Overture offer programs for businesses like our whereby advertising is based on a pay per click format rather than a weekly or monthly bases. This means that the marketing and promotions that we will be doing will be highly focused, and we hope, cost effective. Print and direct mail will make up the other area of marketing and promotions and will be placed in art magazines, art stores, and art galleries and theaters.

Competition and Competitive Strategy
------------------------------------

We are a development stage company and are presently unknown in the industry. Our competitive position is not measurable.

There are various shops and stores that sell art. Our strategy is making it as easy as possible for consumers to purchase art pieces without having to leave the comfort of their home. Rather than spend time going to different shops in search of a specific item, our members will have the ability to view thousands of available art pieces from their home computer.

There are many auction houses on the Internet, but few, we believe, that are focused on our same area. We intend to be differentiated from the other websites by offering services specifically to art purchasers and art enthusiasts. Members will be able to narrow their searches by artist, style and or year. We believe this strategy will give us a competitive advantage.

Distribution
------------

Initially we will market through several key forms of advertising. The first will be through online pay-per click advertising The cost of such advertising is based on the popularity of search words and how prominent we want our advertisement to be. We will only pay for advertising when individuals click on the advertisement. We believe this form of advertising is much more specific and cost effective than a newspaper ad or other forms of advertising.

Secondly, we will do cross promotions with other websites who are targeting the same groups. By having a strong presence on the Internet, costs will remain low and cross promotions will allow our name and services to reach a wide audience.

We also plan to participate in special interest mailing lists to gain visibility among targeted audiences as well as generate traffic for the website. Special interest mailing lists are not direct lists, but instead are similar to email newsletters or on-going dialogues dedicated to special interests. We plan to send E-mail messages to specific mailing lists targeting the individuals currently viewing art and showing a visible interest in art.

We plan to participate in industry related newsgroups to gain visibility and develop relationships with targeted markets.

Finally, we will seek to create a media presence and work towards establishing a name for itself in the artistic community. Print and direct mail of marketing and promotions and will be placed in art magazines, art stores, and art galleries and theaters.

Sources and Availability of Products and Supplies
-------------------------------------------------

Our inventory will come from creative artists. These individuals will supply original art. We intend to showcase the works of art on the website for sale to other artists and buyers and will offer advertising/promotional services for new works being introduced.

Dependence on One or a Few Major Customers
------------------------------------------

We are not dependant on one or a few customers because our website will target all art purchasers and art enthusiasts who have access to the internet.

Patent, Trademark,  License & Franchise Restrictions and Contractual Obligations
--------------------------------------------------------------------------------
& Concessions
-------------

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. This is original art and we will recognize the artists and copy rites if and when they are necessary.

Governmental Controls and Approvals
-----------------------------------

In regards to both the retail and the customer service aspects of our business, the major area for government control or need for government approval would be local business licensing. All of the products being offered for sale will be purchased from reputable artists and suppliers and will carry the necessary government and industry standard approvals. We do not intend to promote products or services of any business that are restricted in Canada and the United States.

Existing or Probable Government Regulations
-------------------------------------------

Other than the licensing requirements discussed above, there are no other types of government regulations existing nor are we aware of any such regulations being contemplated that adversely affect our ability to operate.

Research and Development Activities and Costs
---------------------------------------------

We do not have any plans for research and development during the term of this offering.

Compliance with Environmental Laws
----------------------------------

There are no environmental laws that have been enacted, nor is there an awareness of any such laws being contemplated for the future, that address issues specific to our business.

Facilities
----------

We do not own or rent facilities of any kind. At present, operations are from the offices of the President, Ms. Adams and she provides this space free of charge. We will continue to use this space our business operations for the foreseeable future.

Employees
---------

We have no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of growth. There are no intentions in hiring employees until the business has been successfully launched and there is sufficient, reliable revenue flowing into our company from operations. The officers and directors will do whatever work is necessary to bring the business to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. In any case, management has no intention of hiring any full time employees during the first year of operations

Forward-Looking Statements
--------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders
---------------------------

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities exchange Act of 1934.

The public may read and copy any materials filed wit the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Room 1580, Washington, DC 20549. The public may obtain information about the operation of the Public Reference Room by calling the Sec at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at htttp://www.sec.gov.


PLAN OF OPERATION

We are a development stage company with no operations, no revenues, no financial backing and few assets. We are in the process of establishing a business, which provides members with a website where customers will be able to bid on and purchase pieces of art. Our target cliental is the artistic community and those who enjoy purchasing, learning, and discussing art.

We do not currently have the $70,000 that is needed to fully launch our business plan, to develop the web site, produce the print media and other promotional campaigns and acquire the necessary inventory. We also have no source to supply the necessary funding if unsuccessful in raising the capital through this offering. We believe it could take up to 3 months to raise sufficient capital to complete the development of the business after the registration, of which this prospectus is apart, becomes effective.

In the event that we raise only a minimal amount of money from this offering, such as $25,000 or less, we will endeavor to proceed with a modified plan of operations. The day to day operations would be limited to internet marketing and the directors making product sales through personal contacts. Those contacts would include email and telephone calls with friends and past business associates in order to market and promote the products for sale. The directors would network through their contacts to develop prospective new clients. We would purchase limited inventory. Our plan would then be that the majority of our products would be procured on a consignment basis with the creative artist not receiving any remuneration until the artwork is delivered and revenues have been received from the sale of the artwork. We would use the working capital remaining after all offering expenses are paid and with self financing from financial contributions from individuals that are our founders and directors. While these individuals have generally indicated a willingness to provide financial contributions if necessary, there are presently no agreement, arrangements, commitments or specific understandings, verbally or in writing, between the founders and us nor any commitment to any minimum or maximum amount that they, individually or jointly, would be willing to provide. In the event that we require additional outside funding, there are no anticipated sources of additional funds in place.

Should we be able to raise at least $25,000 from this offering, we would be able to begin operations. We believe we can pursue our modified plan of operations if we can raise enough funding through this offering after paying all offering costs to begin limited operations and then achieve sales revenue within the following six months. Our focus would be to develop our website. The website would be used to introduce our products, take orders and respond to queries. Our directors would monitor the website daily to fill orders and to reply to inquiries. As products are purchased, we would complete the packaging and shipping of the products on a daily basis.

Should we be able to raise the full offering of $70,000, we will be able to fully launch our business plan. We will begin upgrading our website. This process will begin the second month after funds of at least $25,000 are received if the registration becomes effective. Our development of the website will be ongoing and is expected to take 2 to 4 months costing the business initially $8,000, with a total cost of $14,000 to complete the website.

Our purchase of inventory pieces will begin within 3 months of this registration statement becoming effective. We expect that the inventory level will reach $12,000 by the beginning of the third quarter. Our inventory level will be managed closely to ensure good turnover. It is our intention to have our inventory turnover six to eight times a year. Consequently, we will do monthly evaluation of our sales to adjust the products and the quantity of each product we wish to carry in our inventory stock.

We intend to design a promotional campaign that will be effective in the artistic community giving consideration to the diversity of this community. A website will be created as the main source of promotion and facilitation for our members. Our website will outline the services, description of art pieces, artists, and ordering instructions. It will also include the mission statement, brief bios on the creators and sellers of the art pieces, as well as pictures of the pieces.

The forms of promotions we intend to use will include search engine optimization, pay-per click advertising and meta-tags within the website. This process will be done side by side with the development of the website. Projected time frame for this is 4 to 6 months This initial cost will come out of the marketing and promotions budget and should be approximately $13,000 during the first 6 months of operations.

We plan to register and list the website address with widely used search engines and directories. When registering, we plan to use meta-tags and other descriptive keywords to increase the likelihood of people finding the site when conducting research on the Internet.

In the third quarter, we intend to begin to use direct mail campaigns, newspaper advertisements, and magazine advertisements to promote the website. Our remaining funds in marketing and promotions will be used for this form of promotions and is intended to cost $5,000 taking the total budget for marketing and promotions to $18,000 for the year.

We plan to participate in special interest mailing lists to gain visibility among targeted audiences as well as generate traffic for the website. Special interest mailing lists are not direct lists, but instead are similar to email newsletters or on-going dialogues dedicated to special interests. E-mail messages would be sent to specific mailing lists targeting the individuals currently viewing art and showing a visible interest in art. We also plan to participate in industry related newsgroups to gain visibility and develop relationships with targeted markets.

During the early stages of our business commencement the officers and directors will provide all the labor required to operate the website, take orders and facilitate customer service. Since we intend to operate with very limited administrative support, our officers and directors will continue to be responsible for at least the first year of operations.

One of our marketing strategies is to offer a membership only auction house for art buyers. Members will be offered choices of hundreds of art pieces, may view bios on the sellers, and can see the quality of the piece while shopping from the comfort of their own home.

Whether additional outside funding will be needed depends on the speed in which we can start generating revenue. At the present time, we have only the funds available to complete the expenses of this offering.

If we are unable to raise funding through this offering or from other sources, the business will not be able to survive the first year of operations. In that event, it will be critical that we begin to realize sales revenues as quickly as possible.

Expenditures

During the first year of operations, we will concentrate efforts on the development of website layout, cross-promotions, and print media in order to establish a growing client base. We plan to develop the Internet business to generate sales revenue for continuing operations.

Readers will note that we have already raised a total of $25,000 from the sale of 2,500,000 shares of common stock from the sale of stock to affiliates, officers and directors. These shares are restricted and are not being registered in this offering. The offering expenses associated with this offering are estimated to be $22,000. As at February 28th. we had a balance of $19,083 in cash. As at February 28th, $3,900 had been paid towards the expenses of the offering, an additional $18,100 is required to complete the offering. Existing cash will pay for the entire outstanding balance created from this offering. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies raised from this offering will be used to finance our plan of operations. None of the proceeds of this offering will be used to repay any existing debt.

Should we raise the entire $70,000 from this offering together with the cash remaining after the offering expenses are paid, we believe that no further funds would be required for the operation of our business for the twelve month period following the completion of this offering.

In the event that we raise only a nominal amount of money from this offering - $25,000 or less - we will endeavor to proceed with the plan of operations by self financing from financial contributions from our founders. While the founders have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, verbally or in writing, between the founders and us. If we should require additional outside funding, there are no anticipated sources of additional funds in place.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.


DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. For the first year, we will conduct administrative affairs from the office located in the home of our president, Gaye Adams, at no cost to the company.

We do not have any investments or interests in any real estate. We do not invest in real estate mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On November 18th, 2005, Gaye Adams, who is the founder of our company and a member of the board of directors, purchased by subscription 1,800,000 shares of common stock at a price of $0.01 per share for a total of $18,000.

The only other officer and director, Mr. Greg Adams, purchased 700,000 shares of our company common stock on November 28th, 2005, in a private offering price of $0.01 per share for a total of $7,000.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from our company. No assets will be, nor expected to be, acquired from any promoter on behalf of the company. We have not entered into any agreements that require disclosure to the shareholders.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

Currently there is no public trading market for our stock, and we have not applied to have the common stock listed. We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after filing this registration statement. No trading symbol has yet been assigned. We do not have any outstanding options, warrants to purchase, or securities convertible into shares of common stock.

The offering of the shares under this prospectus of 700,000 shares at the price of $0.10 per share could have a material effect on the market price for the stock if it is approved for quotation on the OTC / BB.

We know that a total of 1,800,000 shares of the common stock will be available for resale to the public after November 18th, 2006 and all of our current issued and outstanding 2,500,000 shares of the common stock will be available for resale to the public after November 28, 2006 subject to the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding which, in this case, will equal approximately 25,000 shares as of the date of this prospectus; or the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to
-----------------------------------------------------------------------------
Resell Shares of Our Common Stock
---------------------------------

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. After filing the registration statement in which this prospectus is included, we intend to solicit a broker to apply for quotation of common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders
-------

As of the filing of this prospectus, we have two shareholders of record of our company's common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares, which may be sold pursuant to Rule 144 after November 28, 2006.

Dividends
---------

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.


EXECUTIVE COMPENSATION

Our officers have not currently received and are not accruing any compensation. Our officers anticipate that they will not receive or accrue any compensation during the first year of operations.


FINANCIAL STATEMENTS

The financial statements of Online Originals, Inc. appear on pages F-1 through F-21.


Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

                             ONLINE ORIGINALS, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                      with

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                                November 30, 2005


                                                                         Page

   Report of Independent Registered Public Accounting Firm               F-2

   Financial Statements:

            Balance Sheet                                                F-3

            Statement of Operations                                      F-4

            Statement of Stockholders' Equity                            F-5

            Statement of Cash Flows                                      F-6

            Notes to Financial Statements                            F-7 to F-10

             Report of Independent Registered Public Accounting Firm


Board of Directors
Online Originals, Inc.

We have audited the accompanying balance sheet of Online Originals, Inc., as of November 30, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from November 18, 2005 (inception) to November 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Online Originals, Inc. as of November 30, 2005, and the results of its operations and cash flows for the period from November 18, 2005 (inception) to November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has no business operations to date and must secure additional financing to commence the Company's plan of operations which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Schumacher & Associates, Inc.
SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
January 6, 2006


                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET


                                                                      November 30, 2005

                                     ASSETS
Current
    Cash                                                              $     25,085
                                                                      -----------------
 Total Current Assets                                                       25,085
                                                                      -----------------

 Total Assets                                                          $    25,085
                                                                      =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
     Accounts payable                                                 $        765
     Accrued liabilities                                                     2,000
                                                                      -----------------
    Total Current Liabilities                                                2,765
                                                                      -----------------

Commitments and Contingencies (Notes 3 and 6)

STOCKHOLDERS' EQUITY

Capital Stock
     Authorized:
         75,000,000 common shares, par value $0.001 per share
     Issued and outstanding:
          2,500,000 common shares                                            2,500

     Additional paid-in capital                                             22,500

Deficit Accumulated During The Development Stage                            (2,680)
                                                                      -----------------
    Total Stockholders' Equity                                              22,320
                                                                      -----------------

Total Liabilities and Stockholders' Equity                             $    25,085
                                                                      =================


   The accompanying notes are an integral part of these financial statements.

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

         PERIOD FROM INCEPTION, NOVEMBER 18, 2005, TO NOVEMBER 30, 2005



                                                       Cumulative amounts from
                                                       Date of Incorporation on
                                                         November 18, 2005 to
                                                          November 30, 2005
                                                     ---------------------------

Revenue                                              $               -
                                                     ---------------------------

Expenses
     Organizational costs                                           665
     Professional fees                                            2,000
     Office and administration                                       15
                                                     ---------------------------
                                                                  2,680
                                                     ---------------------------

Net Loss from Operations                                         (2,680)
                                                     ---------------------------

Other Income
     Interest Income                                                  -
                                                     ---------------------------


Net Loss For The Period                                          (2,680)
                                                     ===========================


Basic And Diluted Loss Per Share                                    Nil
                                                     ===========================


Weighted Average Number Of Shares Outstanding                 1,961,538
                                                     ===========================


   The accompanying notes are an integral part of these financial statements.


                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                NOVEMBER 30, 2005



                                                                                                DEFICIT
                                                       CAPITAL STOCK                          ACCUMULATED
                                     ---------------------------------------------------
                                                                        ADDITIONAL             DURING THE
                                                                          PAID-IN             DEVELOPMENT
                                        SHARES          AMOUNT            CAPITAL                STAGE                TOTAL
                                     -------------- --------------- -------------------- ----------------------- ----------------
November 18, 2005 - Shares issued
  for cash at $0.01                      1,800,000  $      1,800    $       16,200       $             -         $       18,000
November 28, 2005 - Shares issued

Net loss for the period ended                    -             -                 -                (2,680)                (2,680)
November 30, 2005
                                     --------------     -----------    -----------------    --------------------      -----------

Balance, November 30,  2005              2,500,000  $      2,500    $       22,500       $        (2,680)        $       22,320
                                     ==============     ===========    =================    ====================      ===========








        The accompanying notes are an integral part of these statements.

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

         PERIOD FROM INCEPTION, NOVEMBER 18, 2005, TO NOVEMBER 30, 2005


                                                 Cumulative amounts from Date of
                                                  Incorporation on November 18,
                                                    2005 to November 30, 2005
--------------------------------------------------------------------------------

Cash Flows From Operating Activities
     Net loss for the period                         $         (2,680)

Adjustments To Reconcile Net Loss To Net Cash
Used By Operating Activities
     Accounts payable and accrued liabilities                   2,765
                                                     ---------------------------
                                                                   85
                                                     ---------------------------

Cash Flows From Financing Activity
    Issuance of common shares                                  25,000
                                                     ---------------------------

Increase In Cash During The Period                             25,085

Cash, Beginning Of Period                                           -
                                                     ---------------------------

Cash, End Of Period                                            25,085
                                                     ===========================


Supplemental Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                    $              -
         Income taxes                                               -
                                                     ===========================




        The accompanying notes are an integral part of these statements.

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2005


1.    NATURE AND CONTINUANCE OF OPERATIONS

     a)  Organization
         The Company was incorporated in the State of Nevada, United States of America, on November 18, 2005. The Company's year end is November 30.

     b)  Development Stage Activities
         The Company is in the development stage and has not yet realized any revenues from its planned operations. Online Originals' business plan is to develop a membership based website art gallery/auction house specifically focused on displaying and selling original artwork.

         Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.


2.   SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

         a)   Organizational and Start-up Costs
              Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

         b)   Income Taxes
              The Company has adopted the Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         c)   Basic and Diluted Loss Per Share
              In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

         d)   Estimated Fair Value of Financial Instruments
              The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

         e)   Revenue Recognition
              The company has had no revenues to date. It is the Company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

         f)   Currency
              The  functional  currency  of the  Company  is the  United  States
              Dollar.

         g)   Use of Estimates
              The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         h)   Cash and Cash Equivalents
              The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         i)   Concentrations
              Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At November 30, 2005, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

         j)   Recent Accounting Pronouncements
              In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

               In December 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), Shareholder Based Payments, that, upon implementation, will impact the Company's net earnings and earnings per share, and change the classification of certain elements of the statement of cash flows. FAS 123(R) requires stock options and other share-based payments made to employees to be accounted for as compensation expense and recorded at fair value, and to reflect the related tax benefit received upon exercise of the options in the statement of cash flows as a financing activity inflow rather than an adjustment of operating activity as currently presented. Consistent with provisions of the new standard, the Company adopted FAS 123(R) in the third quarter of 2005, and to implement it on a prospective basis.

              There were various other accounting standards and interpretations issued during 2005 and 2004, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

         k)   Other
              The Company consists of one reportable business segment. The Company paid no dividends during the periods presented.


3.       BASIS OF PRESENTATION - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company's plan of operations. These matters raise substantial doubt about the Company's ability to continue as going concern. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

         The financial statements do not include any adjustments that might result from these uncertainties.


4.       COMMON STOCK

         The Company's authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

         On November 18, 2005, the Company issued 1,800,000 shares of common stock at a price of $0.01 for cash totaling $18,000.

         On November 28, 2005, the Company issued 700,000 shares of common stock at a price of $0.01 for cash totaling $7,000.


5.       INCOME TAXES

         The Company is subject to US federal income taxes. The Company has had no income, and therefore has paid no income tax.

         Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards. The net operating loss carry forwards expire in 2026. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards. Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

         The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:


                                            NOL
                            Estimated       Expires      Estimated                      Change in
                               NOL                      Tax Benefit     Valuation       Valuation     Net Tax

     Period Ending         Carry-forward                  from NOL      Allowance       Allowance     Benefit
     November 30, 2005        2,680         2026               402           (402)         (402)          --


         Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

        Income tax benefit at statutory rate resulting from net operating
        loss carryforward                                                  (15%)
        Deferred income tax valuation allowance                             15%
                                                                         -------
        Actual tax rate                                                     0%
                                                                         =======


6.       RELATED PARTY TRANSACTIONS

     The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.

7.       SUBSEQUENT EVENTS

      The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 700,000 common shares at $0.10 per share.

                             ONLINE ORIGINALS, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                February 28, 2006

                                   (Unaudited)

                                                                   Page

   Financial Statements:

            Balance Sheet                                          F-12

            Statements of Operations                               F-13

            Statement of Stockholders' Equity                      F-14

            Statements of Cash Flows                               F-15

            Notes to Financial Statements                      F-16 to F-19


                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                                      February 28,        November 30,
                                                                    2006 (unaudited)    2005 (See Note 1)
                                     ASSETS

Current
    Cash                                                                $      19,083    $        25,085
    Prepaid expenses                                                            3,800                  -
                                                                       -----------------------------------


 Total Assets                                                           $     22,883    $       25,085
                                                                       ===================================

LIABILITIES

Current
     Accounts payable                                                   $          -    $          765
    Accrued liabilities                                                        2,500             2,000
                                                                       -----------------------------------
    Total Liabilities                                                          2,500             2,765

Commitments and Contingencies (Notes 4 and 7)

STOCKHOLDERS' EQUITY

Capital Stock
     Authorized:
         75,000,000 common shares, par value $0.001 per share
     Issued and outstanding:
          2,500,000 common shares                                              2,500             2,500

     Additional paid-in capital                                               22,500            22,500

Deficit Accumulated During The Development Stage                              (4,617)           (2,680)
                                                                       -----------------------------------
    Total Stockholders' Equity                                                20,383            22,320

Total Liabilities and Stockholders' Equity                              $     22,883    $       25,085
                                                                       ===================================


                The accompanying notes are an integral part of these statements.



                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

         PERIOD FROM INCEPTION, NOVEMBER 18, 2005, TO FEBRUARY 28, 2006
                                   (Unaudited)


                                                     Three-month period         Cumulative amounts from Date of
                                                    ending February 28,       Incorporation on November 18, 2005
                                                            2006                     to February 28, 2006
                                               -------------------------------------------------------------------
Revenue                                        $                 -       $                    -
                                               -------------------------------------------------------------------

Expenses
     Organizational costs                                        -                           665
     Professional fees                                       1,700                         3,700
     Office and administration                                 237                           252
                                               -------------------------------------------------------------------
                                                             1,937                         4,617
                                               -------------------------------------------------------------------

Net Loss from Operations                                    (1,937)                       (4,617)
                                               -------------------------------------------------------------------

Other Income
     Interest Income                                             -                             -
                                               -------------------------------------------------------------------


Net Loss For The Period                        $            (1,937)                       (4,617)
                                               ===================================================================


Basic And Diluted Loss Per Share               $                 Nil                          Nil
                                               ===================================================================


Weighted Average Number Of Shares Outstanding            2,500,000                     2,432,039
                                               ===================================================================





                The accompanying notes are an integral part of these statements.



                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

            For the Period from November 18, 2005 (date of inception)
                     through February 28, 2006 (Unaudited)



                                                                                              DEFICIT
                                                      CAPITAL STOCK                         ACCUMULATED
                                     -------------------------------------------------
                                                                       ADDITIONAL           DURING THE
                                                                        PAID-IN             DEVELOPMENT
                                        SHARES         AMOUNT           CAPITAL                STAGE              TOTAL
                                     ----------------------------------------------------------------------------------------
November 18,2005 - Shares issued
  for cash at $0.01                      1,800,000  $      1,800   $       16,200      $             -        $     18,000
November 28, 2005 - Shares issued
  for cash at $0.01                        700,000           700            6,300                    -               7,000
Net loss for the period ended
November 30, 2005                                -             -                -               (2,680)             (2,680)
                                     ----------------------------------------------------------------------------------------

Balance, November 30, 2005               2,500,000         2,500           22,500               (2,680)             22,320

Net loss for the period ended
February 28, 2006                                -             -                -               (1,937)             (1,937)
                                     ----------------------------------------------------------------------------------------

Balance, February 28, 2006               2,500,000  $      2,500   $       22,500      $        (4,617)       $     20,383
                                     ==============     ==========    ================    ===================    ===========







                The accompanying notes are an integral part of these statements.



                                     ONLINE ORIGINALS, INC.
                                  (A Development Stage Company)

                                    STATEMENTS OF CASH FLOWS

                 PERIOD FROM INCEPTION, NOVEMBER 18, 2005, TO FEBRUARY 28, 2006
                                           (Unaudited)

                                                             Three-month            Cumulative amounts from Date
                                                            period ending           of Incorporation on November
                                                          February 28, 2006         18, 2005 to February 28, 2006
--------------------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
     Net loss for the period                          $           (1,937)     $                  (4,617)

Adjustments To Reconcile Net Loss To Net
Cash Used By Operating Activities
     Prepaid expenses                                             (3,800)                        (3,800)
     Accounts payable and accrued liabilities
                                                                    (265)                         2,500
                                                      -------------------------------------------------------------
                                                                  (4,065)                        (1,300)
                                                      -------------------------------------------------------------
Net Cash Flows From Operating Activities                          (6,002)                        (5,917)
                                                      -------------------------------------------------------------

Cash Flows From Financing Activity
    Issuance of common shares                                          -                         25,000
                                                      -------------------------------------------------------------

Increase (Decrease) In Cash During The Period                     (6,002)                        19,083

Cash, Beginning Of Period                                         25,085                              -
                                                      -------------------------------------------------------------

Cash, End Of Period                                   $           19,083                         19,083
                                                      =============================================================


Supplemental Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                     $                -      $                       -
         Income taxes                                                  -                              -
                                                      =============================================================




                The accompanying notes are an integral part of these statements.

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2006
                                   (Unaudited)

1.    BASIS OF PRESENTATION

      While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. Except as disclosed below, these interim financial statements follow the same accounting policies and methods of their application as the Company's audited November 30, 2005 annual financial statements. It is suggested that these interim financial statements be read in conjunction with the Company's November 30, 2005 audited financial statements.

      The information as of November 30, 2005 is taken from the audited financial statements of that date.


2.    NATURE AND CONTINUENCE OF OPERATIONS

     a)  Organization
         The Company was incorporated in the State of Nevada, United States of America, on November 18, 2005. The Company's year end is November 30.

     b)  Development Stage Activities
         The Company is in the development stage and has not yet realized any revenues from its planned operations. Online Originals' business plan is to develop a membership based website art gallery/auction house specifically focused on displaying and selling original artwork.

         Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.


3.   SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

         a)   Organizational and Start-up Costs
              Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

         b)   Income Taxes
              The Company has adopted the Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2006
                                   (Unaudited)

         c)   Basic and Diluted Loss Per Share
              In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At February 28, 2006, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

         d)   Estimated Fair Value of Financial Instruments
              The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

         e)   Revenue Recognition
              The company has had no revenues to date. It is the Company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

         f)   Currency
              The  functional  currency  of the  Company  is the  United  States
              Dollar.

         g)   Use of Estimates
              The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         h)   Cash and Cash Equivalents
              The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         i)   Concentrations
              Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At February 28, 2006 the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

         j)   Recent Accounting Pronouncements
              In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements)

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2006
                                   (Unaudited)

              classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

              In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

         k)   Other
              The Company consists of one reportable business segment. The Company paid no dividends during the periods presented.


4.       BASIS OF PRESENTATION - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company's plan of operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.


5.       COMMON STOCK

         The Company's authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

         On November 18, 2005, the Company issued 1,800,000 shares of common stock at a price of $0.01 for cash totaling $18,000.

         On November 28, 2005, the Company issued 700,000 shares of common stock at a price of $0.01 for cash totaling $7,000.

                             ONLINE ORIGINALS, INC.
                          (A Development Stage Company)
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2006
                                   (Unaudited)

6.       INCOME TAXES

         The Company is subject to US federal income taxes. The Company has had no income, and therefore has paid no income tax.

         Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards. The net operating loss carry forwards expire in 2026. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards. Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

         The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:


                                                        Estimated Tax                  Change in
                         Estimated NOL                  Benefit from     Valuation     Valuation      Net Tax
       Period Ending     Carry-forward   NOL Expires    NOL              Allowance     Allowance      Benefit
     November 30, 2005        2,680            2026             402           (402)         (402)          -
     February 28, 2006        4,617            2027             691                         (289)          -

         Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

        Income tax benefit at statutory rate resulting from net operating
        loss carryforward                                                (15%)
        Deferred income tax valuation allowance                           15%
                                                                     -----------
                                                                     -----------
        Actual tax rate                                                   0%
                                                                     ===========


7.       RELATED PARTY TRANSACTIONS

      The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.


8.       SUBSEQUENT EVENTS

                  The  Company  proposes  to  file  a  Form  SB-2   Registration
                  Statement to offer the public up to 700,000 common shares at $0.10 per share.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Online Originals, Inc. officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors,
(c) is provided by us, in sole discretion, pursuant to the powers vested under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Online Originals, Inc. has expended, or will expend fees in relation to this registration statement as detailed below:

  ==============================================================================
  Expenditure Item                                               Amount
  Attorney Fees                                                         $15,000
  Audit Fees                                                              4,500
  Transfer Agent Fees                                                     1,800
  SEC Registration and Blue Sky Registration fees (estimated)               100
  Printing Costs and Miscellaneous Expenses (estimated)                     600
  Total                                                                 $22,000
  ==============================================================================


RECENT SALES OF UNREGISTERED SECURITIES

Online Originals, Inc. has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Ms. Gaye Adams purchased by subscription 1,800,000 shares of common stock from our company on November 18th, 2005 for $18,000. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Ms. Adams shares continue to be subject to Rule 144 of the Securities Act of 1933.

On November 28th, 2005, a private offering was completed, under which 700,000 shares of common stock were sold by subscription at a price of $0.01 per share to one (1) shareholder for $7,000. No underwriters were used, and no commissions or other remuneration were paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

We qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither our company nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from. We exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on November 18th, 2005, to the date of this Registration Statement.

  ==============================================================================
  Stock Purchaser's Name    Date of Purchase           Total  Number  of Shares
                                                       Purchased
  Gaye Adams                November 18th, 2005                       1,800,000
  Greg Adams                November 28th, 2005                         700,000
  Total                                                               2,500,000
  ==============================================================================

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




Exhibits

  Number       Description
  ------       -----------
  3.1          Articles of Incorporation.                   Filed Herewith
  3.2          Bylaws.                                      Filed Herewith
  5            Opinion re: Legality.                        Filed Herewith
  23.1         Consent of Attorney.                         Filed Herewith
  23.2         Consent of Accountant                        Filed Herewith



UNDERTAKINGS
Online Originals, Inc. hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, our company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sorrento, Province of British Columbia, Canada, on April , 2006.

ONLINE ORIGINALS, INC.


/s/ Gaye Adams                                           April 12,  2006
----------------------------------------
Gaye Adams
President, Principle Executive Officer



/s/ Greg Adams                                           April 12,  2006
------------------------------------
Greg Adams
Secretary/Treasurer, Principle Financial Officer & Principal Accounting Officer



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.





/s/ Gaye Adams                                           April 12,  2006
----------------------------------------
Gaye Adams
Director



/s/ Greg Adams                                           April 12,  2006
------------------------------------
Greg Adams
Director




                                       48